EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-196705, 333-179187, 033-05913, 033-53381, 333-40715, 333-55588, 333-113039, 333-113040, 333-129010, 333-143743, 333-149007, and 333-164735) of Analogic Corporation of our report dated September 26, 2014 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 27, 2016